EXHIBIT 23.1








                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Foodbrands America, Inc. on Form S-8 (file No's. 33-45974, 33-59331, and 33-62611) of our report dated February 12, 1996, on our audits of the consolidated financial statements of Foodbrands America, Inc. as of December 30, 1995, and December 31, 1994, and for the years ended December 30, 1995, December 31, 1994, and January 1, 1994, which report is included in the Company's Annual Report on Form 10-K.






                                    COOPERS & LYBRAND L.L.P.


Oklahoma City, Oklahoma
February 26, 1996